UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2021

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Stock Yards Bancorp, Inc.

(Exact name of registrant as specified in its charter)

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Kentucky	001-13661	61-1137529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street,

Louisville, Kentucky 40206

(Address of Principal Executive Offices) (Zip Code)

(502) 582-2571

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SYBT	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 18, 2021, the Board of Directors of Stock Yards Bancorp, Inc. voted to maintain the Company's quarterly cash dividend at $0.27 per common share. The dividend will be paid on July 1, 2021 to stockholders of record as of June 21, 2021.

Additionally, the Company announced that its Board of Directors extended the Company’s stock repurchase plan’s expiration date to May 2023. First implemented in May 2019, the stock repurchase plan authorized the repurchase of one million shares. To date, the Company has repurchased approximately 259,000 shares at an average cost of $35.41 per share. Stock repurchases are expected to be made from time to time on the open market or in privately negotiated transactions, subject to applicable securities law. The plan, which will expire in two years unless otherwise further extended or completed at an earlier date, does not obligate the Company to repurchase any specific dollar amount or number of shares prior to the plan’s expiration. On May 18, 2021, Stock Yards Bancorp, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference, announcing the dividend increase and the extension of the stock repurchase program.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release of Stock Yards Bancorp, Inc. dated May 18, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stock Yards Bancorp, Inc.

Date: May 18, 2021	By:	/s/ T. Clay Stinnett
T. Clay Stinnett
Executive Vice President, Treasurer and Chief Financial Officer